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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Vivendi Universal of our reports dated August 16, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in The Seagram Company Ltd.'s Annual Report on Form 10-K, as amended, for the year ended June 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
October 30, 2000